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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2013

BBX CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-13133	65-0507804
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida		33301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 954-940-4000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 7, 2013, BBX Capital Corporation (the “Company”) entered into a definitive merger agreement (the “Merger Agreement”) with BFC Financial Corporation (“BFC”) and BBX Merger Sub, LLC, a newly formed wholly owned subsidiary of BFC (“Merger Sub”). The Merger Agreement provides for the Company to merge with and into Merger Sub (the “Merger”), with Merger Sub continuing as the surviving company of the Merger and a wholly owned subsidiary of BFC. Under the terms of the Merger Agreement, which has been approved by a special committee comprising the Company’s independent directors (the “Special Committee”) as well as the full boards of directors of both BFC and the Company, the Company’s shareholders (other than BFC and shareholders of the Company who exercise and perfect their appraisal rights in accordance with Florida law) will be entitled to receive 5.39 shares of BFC’s Class A Common Stock in exchange for each share of the Company’s Class A Common Stock that they hold at the effective time of the Merger (as such exchange ratio may be adjusted in accordance with the terms of the Merger Agreement, the “Exchange Ratio”). Each option to acquire shares of the Company’s Class A Common Stock that is outstanding at the effective time of the Merger, whether or not then exercisable, will be converted into an option to acquire shares of BFC’s Class A Common Stock and be subject to the same terms and conditions as in effect at the effective time of the Merger, except that the number of shares which may be acquired upon exercise of the option will be multiplied by the Exchange Ratio and the exercise price of the option will be divided by the Exchange Ratio. In addition, each share of the Company’s Class A Common Stock subject to a restricted stock award outstanding at the effective time of the Merger will be converted into a restricted share of BFC’s Class A Common Stock and be subject to the same terms and conditions as in effect at the effective time of the Merger, except that the number of shares subject to the award will be multiplied by the Exchange Ratio.

Consummation of the Merger is subject to certain closing conditions, including, without limitation, the approval of BFC’s and the Company’s respective shareholders, BFC’s Class A Common Stock being approved for listing on a national securities exchange (or interdealer quotation system of a registered national securities association) at the effective time of the Merger, holders of not more than 10% of the Company’s Common Stock exercising appraisal rights, and the absence of any “Material Adverse Effect” (as defined in the Merger Agreement) with respect to either the Company or BFC.

The Merger Agreement includes representations, warranties and covenants of the parties believed to be customary for transactions such as the Merger. In addition, BFC has agreed in the Merger Agreement to cause the directors of the Company who are not also directors of BFC to be appointed to BFC’s board of directors at the effective time of the Merger. In accordance with the terms of the Merger Agreement, the boards of directors of the Company and BFC each took steps (in the case of the Company, described below in more detail in Item 3.03) to exempt the Merger and other transactions contemplated by the Merger Agreement from the operation of their respective shareholder rights plans.

The parties currently expect to consummate the Merger promptly after all conditions to closing are satisfied.

BFC currently owns shares of the Company’s Class A Common Stock and Class B Common Stock representing, in the aggregate, approximately 53% of the total outstanding equity of the Company and 75% of the total voting power of the Company. BFC has agreed in the Merger

Agreement to vote all of the shares of the Company’s Common Stock held by it in favor of the Merger Agreement, which would constitute the requisite approval of the Merger Agreement by the Company’s shareholders under Florida law.

Alan B. Levan, the Company’s Chairman and Chief Executive Officer, and John E. Abdo, the Company’s Vice Chairman, serve as the Chairman, Chief Executive Officer and President and Vice Chairman of BFC, respectively. Jarett S. Levan, the son of Mr. Alan Levan, serves as a director and President of the Company and as a director and Executive Vice President of BFC. John K. Grelle serves as Executive Vice President and Chief Financial Officer of both the Company and BFC. Seth M. Wise serves as Executive Vice President of the Company and as a director and Executive Vice President of BFC.

In connection with the execution of the Merger Agreement, the Company received waiver letters dated May 7, 2013 (the “Waiver Letters”) from each of Messrs. A. Levan, Abdo, J. Levan, Grelle and Wise relating to their respective employment agreements with the Company. In the Waiver Letters, Messrs. A. Levan, Abdo, J. Levan, Grelle and Wise agreed that neither the execution and delivery of the Merger Agreement nor the consummation of the Merger and the other transactions contemplated thereby will constitute a change of control under their respective employment agreements.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Merger Agreement contains representations and warranties made by the parties as of specific dates and solely for their benefit. The representations and warranties reflect negotiations between the parties and are not intended as statements of fact to be relied upon by the parties’ respective shareholders and, in certain cases represent allocation decisions among the parties and have been modified or qualified by correspondence or confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement (which disclosures are not reflected in the Merger Agreement itself, may no longer be true as of a given date or may apply standards of materiality in a way that is different from what may be viewed as material by shareholders). Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and shareholders should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement.

Item 3.03 Material Modification to Rights of Security Holders.

Amendment of Rights Agreement

On May 7, 2013, prior to the execution of the Merger Agreement, the Company’s board of directors approved, on the recommendation of the Special Committee, an amendment (the “Rights Amendment”) to the Rights Agreement, dated as of February 7, 2013, by and between the Company and American Stock Transfer & Trust Company, LLC, as rights agent (the “Rights Agreement”). The Rights Amendment renders the Rights Agreement inapplicable to the Merger Agreement and the Merger and other transactions contemplated thereby. Specifically, the Rights

Amendment, among other matters, provides that none of (i) the approval, execution, delivery, performance or public announcement of the Merger Agreement (including any amendments or supplements thereto), (ii) the consummation or public announcement of the Merger or (iii) the consummation of any of the other transactions contemplated by the Merger Agreement will result in BFC, Merger Sub or any of their respective affiliates or associates being deemed an “Acquiring Person” (as such term is defined in the Rights Agreement) or give rise to any event that would result in the occurrence of a “Distribution Date” or “Stock Acquisition Date” (as those terms are defined in the Rights Agreement). The Rights Amendment also provides that the Rights (as defined in the Rights Agreement) shall expire immediately prior to the effective time of the Merger if the Rights Agreement has not otherwise terminated.

The description of the Rights Amendment set forth in this Item 3.03 is not complete and is qualified in its entirety by reference to the full text of the Rights Amendment, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2013, the Company’s board of directors appointed Norman H. Becker to the board of directors. Mr. Becker was also appointed Chairman of the Company’s audit committee. Mr. Becker also serves as a director of Bluegreen Corporation (“Bluegreen”). The Company, indirectly through Woodbridge Holdings, LLC, owns a 46% equity interest in Bluegreen.

Item 8.01 Other Events.

On May 7, 2013, the Company and BFC issued a joint press release announcing their entry into the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger, dated as of May 7, 2013, by and among BFC Financial Corporation, BBX Merger Sub, LLC and the Company

4.1	Amendment No. 1 to Rights Agreement, dated as of May 7, 2013, between the Company and American Stock Transfer & Trust Company, LLC

99.1	Press release dated May 7, 2013

Additional Information and Where to Find it:

BFC will file with the SEC a Registration Statement on Form S-4, in which a joint proxy statement/prospectus concerning the Merger will be included. The joint proxy statement/prospectus will be sent to the shareholders of the Company and BFC, who are advised to read the joint proxy statement/prospectus when it is finalized and distributed because it will contain important information. Shareholders of the Company and BFC will be able to obtain a copy of the joint proxy statement/prospectus and other relevant documents filed with the Securities and Exchange Commission (the “SEC”) free-of-charge from the SEC’s website at www.sec.gov, or under the “Investors – SEC Filings” tab of the Company’s website at www.BBXCapital.com or the “Investors – Regulatory Info – SEC Filings” tab of BFC’s website at www.BFCFinancial.com. Shareholders may also contain free copies of the documents by directing a request by mail to the applicable company at 401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida 33301, Attention: Corporate Secretary, or by calling 954-940-4000 (in the case of the Company) or 954-940-4900 (in the case of BFC).

The Company, BFC and certain of their directors and executive officers may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from shareholders in connection with the Merger. Information concerning the interests of the persons who may be considered “participants” in the solicitation as well as additional information concerning the Company’s and BFC’s directors and executive officers will be set forth in the joint proxy statement/prospectus relating to the Merger. Information concerning the Company’s and BFC’s directors and executive officers is also set forth in their respective filings with the SEC.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of such securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to appropriate registration or qualification under the securities laws of such jurisdiction.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. The forward looking statements in this Current Report on Form 8-K are also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and involve substantial risks and uncertainties. These risks and uncertainties include, but are not limited to, those relating to the Merger, the potential benefits of the Merger, including, without limitation, that the simplification of BFC’s corporate structure and/or the efficiencies expected to result from the Merger may not be realized, the ability of the parties to satisfy all of the conditions to closing the Merger, including BFC’s ability to obtain the listing of its Class A Common Stock on a national securities exchange (or qualified interdealer quotation system), and, unless waived, that holders of not more than 10% of the Company’s Common Stock have exercised appraisal rights with respect to their shares, and the risk that the Merger may not otherwise be consummated in accordance with the contemplated terms, or at all. Reference is also made to the risks and uncertainties detailed in the other reports filed by the Company and BFC with the SEC, including the “Risk Factors” sections thereof, which may be viewed on the SEC’s website at www.sec.gov. The foregoing factors are not exclusive.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BBX CAPITAL CORPORATION

Date: May 13, 2013
	By:	/s/ John K. Grelle
John K. Grelle,
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of May 7, 2013, by and among BFC Financial Corporation, BBX Merger Sub, LLC and the Company

4.1	Amendment No. 1 to Rights Agreement, dated as of May 7, 2013, between the Company and American Stock Transfer & Trust Company, LLC

99.1	Press release dated May 7, 2013